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                                                                  EXHIBIT (4)(a)

        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                       IMMEDIATE VARIABLE ANNUITY CONTRACT

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), a stock company, issues this Immediate Variable Annuity Contract to the Owner based on the completed Application and the payment of the Premium Payment. The Company agrees to make Income Payments to the Payee designated by the Owner beginning on the Income Start Date and continuing thereafter, subject to the terms and conditions of this Contract.

This is an Immediate Variable Annuity Contract. Income Payments paid from the Divisions are not guaranteed as to dollar amount and may increase or decrease depending on the investment experience of the Investment Options selected by the Owner. The Owner of the Contract may also select a fixed income investment within this Immediate Variable Annuity Contract. The fixed Income Payment amount will remain the same unless the Contract requires an increase or a reduction in the payment amount or if there is a transfer from the Division into the Fixed Account.

RIGHT TO CANCEL. If after reading this Contract, the Owner is not satisfied for any reason, the Owner may return the Contract to the Company at its Home Office or to any agent authorized by the Company within 10 calendar days after receiving it (or a longer period if required by the state). If mailed in the United States in a properly addressed envelope with first class postage, it will be deemed to be received by the Company on the date of postmark, registration or certification. The Company will refund either the Contract's market value or the entire Premium Payment (depending on the Right to Cancel rules of the Contract state) including any expenses and charges, less any prior payments made, and this Contract will be void.

Executed for the Company on the Contract Date.

     President                               Secretary

                      THIS CONTRACT IS NON-PARTICIPATING -
                           DIVIDENDS ARE NOT PAYABLE.

                      PLEASE READ THIS CONTRACT CAREFULLY.
     THE CONTRACT IS IRREVOCABLE UPON THE END OF THE RIGHT TO CANCEL PERIOD.

             THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE OWNER AND
        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK.

           Home Office: 830 Third Avenue . New York, New York . 10022

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                                TABLE OF CONTENTS

CONTRACT DATA PAGE..........................................................3,3A

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================================================================================
                               CONTRACT DATA PAGE
================================================================================

Income Payment Option: Single Lifetime Income with a Certain Period

================================================================================

Contract Number: SPECIMEN               Contract Date: April 7, 2003
                                        Modal Period: Monthly
                                        Income Payment Date: 7th
                                        ----------------------------------------
Premium Payment: $110,046.26            Income Start Date: April 07, 2003
                                        Income End Date: March 07, 2018

--------------------------------------------------------------------------------
Mortality and Expense Risk Charge:      Fixed Income Payment: $xxx.xx*
Administrative Expense Charge:          Assumed Investment Return: [3.5% or 5%]
                                        [Allocation Date:]
================================================================================

================================================================================
Owner: JOHN DOE                         Annuitant: JOHN DOE
                                        Age at Issue: 30

Payee: JOHN DOE                         Date of Birth: February 18, 1973

================================================================================

================================================================================

Guaranteed Payments: Payments are       Income Payment Description: Single
guaranteed for certain period of [15]   Lifetime Income with Certain Period
years. When the certain period ends,    Payout Option provides income payments
payments are guaranteed for the life    to the Payee for the longer of the
of the Annuitant.                       life of the Annuitant or the
                                        designated period.

================================================================================


================================================================================
Initial Investment Allocations:

--------------------------------------------------------------------------------

* The fixed Income Payment amount is based upon the amounts allocated to the Fixed Account on the Contract Date. This amount may change if transfers are later made to the Fixed Account.

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================================================================================
                                   SECTION 1:

                                  DEFINITIONS
================================================================================

Age: An Annuitant's age as set forth on the Contract Data Page. This age is used in the calculation of Income Payments for any life contingent Payout Option.

Allocation Date: The Valuation Date the funds are transferred from the Money Market Division into one or more of the Contract's other Divisions as set forth on the Contract Data page.

Semi-Annual Benefit Leveling: The semi-annual adjustment to variable Income Payments to make Income Payments made during the following six (6) months equal in amount.

Annuitant: Any natural person named in the Application and shown on the Contract Data Page whose life is used to determine the amount and duration of any Income Payments made under the Contract involving life contingencies. Unless the text clearly indicates otherwise, the term Annuitant also includes the Primary Annuitant or Joint Annuitant. IRA Contracts: The Annuitant and Owner must be the same person.

Annuity Starting Date: The first day of the modal period (month, quarter, half year, year depending on whether Income Payments will be made monthly, quarterly, semi-annually or annually) which ends on the date of the first Income Payment

Annuity Income Unit: An accounting unit of measure used to calculate variable Income Payments.

Annuity Income Unit Value: The value of one Annuity unit.

Application: The form required by the Company to be completed by the Owner that, along with the Premium Payment, provides the consideration for this Contract.

Assumed Investment Return (AIR): The net investment return required to maintain level variable Income Payments. The AIR selected by the Owner is set forth on the Contract Data Page.

Beneficiary: The natural or Non-Natural person named by the Owner. The Beneficiary may succeed to ownership of the Contract in certain circumstances upon the death of the Owner and Annuitant.

Code: The Internal Revenue Code of 1986, as amended. References to specific sections of the Code will include any applicable regulations issued according to such sections.

Common Disaster: The death of both the Owner and any successor Owner that occurs within a period of 30 calendar days.

Contract: This written agreement between the Owner and the Company.

Contract Data Page: Page 3 (and 3A, if applicable) of this Contract which details information about the following: 1) the Payout Option selected; 2) the frequency of Income Payments; 3) the number of Income Payments guaranteed; 4) the parties to this Contract; 5) the payments dates; 6) the Contract Date; 7) the Assumed Investment Return; 8) contract charges and expenses.

Contract Date: The date the Contract is issued by the Company and becomes effective after receiving: 1) the Premium Payment; 2) the Application; and 3) all necessary paperwork required by it.

Company: The United States Life Insurance Company in the City of New York, the issuer of this Contract.

Divisions: A separate and distinct division of the Separate Account to which underlying shares of a

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Fund are allocated. The performance of the selected divisions determines the value of variable Income Payments.

ERISA: Employee Retirement Income Security Act of 1974, as amended. References to specific sections of ERISA will include any applicable regulations issued according to such sections.

Fixed Account: The portion of the Premium Payment allocated to the fixed investment that will provide fixed Income Payments.

Income Payment(s): The series of periodic annuity payments that are paid to the Payee as selected by the Owner. Income Payments may be variable and fixed, variable only, or fixed only based upon the investment options selected by the Owner.

Income Payment Date: The day of the month or date that Income Payments will be made as set forth on the Contract Data Page.

Income End Date: The date guaranteed Income Payments end as set forth on the Contract Data Page.

Income Start Date: The date Income Payments begin. The Income Start Date must be no later than one year from the Contract Date.

IRA Contract: A Contract issued as an Individual Retirement Annuity (IRA) as defined under section 408(b) of the Code or as a Roth IRA as defined under section 403A(b) of the Code.

Investment Options: Together, the Fixed Account and the Divisions make up the Investment Options.

Joint Annuitant: A person other than the Primary Annuitant upon whose continuation of life any Income Payments involving life contingencies depend. A Joint Annuitant can be selected only if a Joint and Survivor (or Contingent) Annuity form of Payout Option is elected.

Joint Owner: A co-owner who possesses an undivided interest in the entire Contract with the Owner. Joint Ownership is not permitted for Qualified Contracts or IRA Contracts.

Modal Period: The period during which an Income Payment is made. Such period is set forth on the Contract Data Page.

Net Premium Payment: The gross Premium Payment less state premium taxes, if applicable, and any charges or expenses.

Non-Natural Person: A corporation, trust or other non-living entity.

Non-Qualified Contract: A Contract purchased with funds not associated with a formal retirement arrangement or plan, as provided for by provisions of the Code.

Owner: The natural or non-natural person named in the Application to hold this Contract and to exercise all rights and privileges under it. Qualified
Contracts: The Owner may be the Annuitant's employer, Trustee of the Plan, or the Participant. IRA Contracts: The Owner must be the Annuitant.

Payee(s): The individual, trust, corporation or any other entity named in the Application, or as subsequently changed by the Owner, to receive the Income Payments under a Payout Option.

Payout Option: The settlement or income payment option selected by the Owner and set forth on the Contract Data Page.

Plan: Pension plan as defined in ERISA section 3(2).

Primary Annuitant: The natural person on whom's life the amount and timing of Income Payments is based

Qualified Contract: A Contract purchased with funds from a retirement Plan that meets the requirements of Code sections 401(a), 403(a),

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403(b), or certain deferred compensation plans under Code section 457.

Required Minimum Distribution: If a Contract is purchased as an IRA Contract or Qualified Contract, the Owner's benefits under the Contract must satisfy the Required Minimum Distribution rules as provided for by the provisions of the Code.

Separate Account: A segregated investment account entitled "Separate Account USL VA-R" established by the Company to separate assets into divisions funding the variable benefits for the class of contracts to which this Contract belongs.

Premium Payment: The amount shown on the Contract Data Page paid to the Company for the purchase of this Contract.

Spouse: The person lawfully married to the Owner as determined under the laws and jurisdiction of the state in which the Owner lives.

Surviving Spouse: The spouse who remains alive or who is deemed by state law to remain alive after the death of the Owner.

Valuation Date: Each day the New York Stock Exchange is open for trading, except for normal business holidays.

Variable Account Value: The amount allocated to one or more Divisions of the Separate Account plus or minus investment experience minus any previous variable Income Payments, non-periodic withdrawals and fees.

Written, In Writing: A written request or notice, signed, dated and received at an address designated by the Company in a form the Company accepts. The Owner may ask the Company for the forms. For certain types of written requests, the Company reserves the right to require that the signature be notarized. Alternatively, it can be guaranteed by a member firm of a major stock exchange or other institution qualified to give such a guaranty.

================================================================================
                                   SECTION 2:
                        PARTIES INVOLVED IN THIS CONTRACT
================================================================================

2.01 GENERAL

Unless otherwise provided, all references in the Contract in the singular form will include the plural form and all references in the plural form will include the singular form.

Several persons may play a role in this Contract. These include: 1) the Owner;
2) the Annuitant; 3) the Beneficiary; and 4) the Payee.

2.02 THE OWNER AND JOINT OWNER

Unless otherwise provided, the Owner has all the rights and duties set forth in this Contract.

Upon application, the Owner may designate or elect:

     1)   An Annuitant and Joint Annuitant, if applicable;
     2)   A Beneficiary;
     3)   A Payee;
     4) The income payment features to include: Modal Period, Payout Option, and Income Start Date;
     5) The initial allocation of premium to the Divisions and/or the Fixed Account;
     6)   Elect Semi-Annual Benefit Leveling;
     7)   Elect Automatic Rebalancing.

--------------------------------------------------------------------------------
Note: Once elected on the Application, the Annuitant, Joint Annuitant, and Income Payment features cannot be changed.
--------------------------------------------------------------------------------

On and after the Income Start Date, the Owner has the right to:

     1)   Name a different Owner or Joint Owner for Non-Qualified Contracts;
     2)   Change the Beneficiary;
     3)   Change the Payee for Non-Qualified Contracts;

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     4)   Elect, discontinue or change the Electronic Funds Transfer (EFT) of
          Income Payments;
     5)   Modify income tax withholding from Income Payments;
     6) Transfer funds to the Fixed Account and between the Divisions, subject to the Transfer Restrictions found in section 4.03;
     7)   Elect or discontinue Semi-Annual Benefit Leveling;
     8)   Elect or discontinue Automatic Rebalancing.

--------------------------------------------------------------------------------
Tax Note: Any Changes in the Owner, Joint Owner or Payee could have tax consequences. The Owner should consult a tax advisor before any changes are requested. The Company is not responsible for the tax consequences of any ownership or payee changes.
--------------------------------------------------------------------------------

Most changes the Owner makes will be legally binding on the Company and take effect after the Company receives and acknowledges the Owner's Written request. If the Owner makes an ownership, Beneficiary or Payee change, the change will take effect as of the date the Owner signs the change document. The Company is not liable, however, for any payment the Company makes or other action it takes before receiving and acknowledging the Owner's Written request or change document.

Nonqualified Contracts: If a Joint Owner is named, the Joint Owner will have an undivided interest in the Contract. Unless otherwise permitted by the Company, the exercise of any ownership right shall require a Written request by both Owners.

Qualified Contracts: Certain Plan provisions required by the Code or ERISA or other applicable laws may limit the Owner's rights under this Contract. The provisions may:

     1) Require consent of the Owner's Spouse before the Owner may elect to receive Income Payments.
     2)   Require that the Owner's Spouse be designated as Beneficiary.
     3) Require that Income Payments be made in the form of a Joint and Survivor Annuity for the Owner and the Owner's Spouse unless both consent to a different form of Payout Option.

--------------------------------------------------------------------------------
Tax Note: The Owner or Joint Owners remain liable for any and all federal tax consequences under this Contract. This includes, but is not limited to; income and gift tax consequences for Income Payments made to Payees other than themselves. Unless otherwise provided, the Company will mail all tax forms to the Owner of this Contract. The Company reserves the right to refuse to send tax forms to someone other than the Owner, such as the Annuitant or Payee.
--------------------------------------------------------------------------------

2.03 THE ANNUITANT AND JOINT ANNUITANT

The Annuitant's (and any Joint Annuitant's, if applicable) life expectancy is used to determine the amount and duration of any Income Payments made under Payout Options involving life contingencies. Once designated, the Annuitant (and any Joint Annuitant, if applicable) cannot be changed. Joint Annuitants are permitted only if one of the Joint Life Payout Options is selected.
If the Payout Option shown in the Contract Data Page is the Certain Period with no life contingencies, Income Payments are determined without regard to an Annuitant. Any language or information in this Contract regarding an Annuitant is therefore not applicable.

IRA Contracts: The Owner must be the Annuitant and the entire interest in the Contract is nonforfeitable.

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Qualified Contracts: If one of the Joint Life Payout Options is elected, the
Joint Annuitant must be the Spouse of the Annuitant unless both consent otherwise.

2.04 THE BENEFICIARY

The Beneficiary may succeed to ownership in accordance with the Rights of Succession section of the Contract. Ownership succession may occur upon the death of both the Owner and Annuitant. The Owner may name one or more Beneficiaries. If more than one Beneficiary succeeds to ownership of the Contract, each will share ownership equally unless otherwise specified.

2.05 THE PAYEE

The Owner may name more than one Payee. Multiple Payees will share equally, unless otherwise designated. If no Payee is designated on the Application, the Annuitant will be the Payee. If a Payee dies while receiving Income Payments, the Company will make any required Income Payments to the Owner or the successor Owner as set forth in the Rights of Succession section, pending instructions to make payments to a new Payee. In no event will any Payee who is not also an Owner have any ownership rights under this Contract.

================================================================================
                                   SECTION 3:
                                 INCOME PAYMENTS
================================================================================

3.01 GENERAL

1)Income Payments; 2) Payout Option; 3) Income Payment Date; 4) Income Start Date; 5) Modal Period; and 6) the initial investment allocation the Owner has selected are all listed on the Contract Data Page. The Company reserves the right to use a less frequent Payment Mode to make Income Payments at least equal to one hundred dollars ($100.00) per Payee. All Income Payments will be made in U.S. dollars. The Company reserves the right to refuse to send Income Payments to an address other than a U.S. address.

The Company will not pay interest on amounts represented by uncashed Income Payment checks if the postal service or delivery service is unable to deliver checks to the Payee's address of record. Uncashed variable Income Payments will not participate in the performance of the Divisions. The Owner is responsible for keeping the Company informed of the Payee's current address of record.

3.02 LIABILITY FOR INCOME PAYMENTS

The Owner and any successor Owner assume all responsibility for claims against the Company arising out of any Income Payments made as directed by the Owner. The Owner agrees to indemnify, defend and hold the Company harmless for such claims. Anyone who receives Income Payments that should not have been made will be liable to the Company for those payments.

3.03 SEPARATE ACCOUNT

The Separate Account is established and maintained by the Company for the purpose of investing amounts allocated to it from variable contracts issued by the Company. The assets of the Separate Account are owned by the Company, are held separately from other assets of the Company and are not chargeable with liabilities arising out of any other business of the Company.

Nothing contained in this Contract shall be construed as to give the Owner any rights, title or interest in any of the assets held by the Separate Account. The Company has the right to transfer to the Company's General Account any assets of the Separate Account which are in excess of the liabilities of the Separate Account.

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3.04 DIVISIONS

The Separate Account is made up of one or more Divisions, each of which invests in a specific underlying fund available under the Contract. The Company reserves the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares that are held by any Division or that the Division may purchase. The Owner will be given notice of the company's intention to make a substitution.

--------------------------------------------------------------------------------
Note: The Company does not guarantee the investment performance of the Divisions. The Owner bears the full investment risk for amounts allocated to the Divisions.
--------------------------------------------------------------------------------

The Divisions the Owner selected in the application are listed on the Contract Data Page. Interests in a Division are purchased at their net asset value and valued on each Valuation Date. The Owner shares in the income, gains and losses of the Divisions for which the Net Premium Payment has been allocated.

3.05 ANNUITY UNITS

The Annuity Unit Value will vary from Valuation Date to Valuation Date with the investment experience of the underlying funds in which the Division invests. For each Division the Owner selects, the premium amount allocated to it is converted into Annuity Units by dividing the premium amount on the Valuation Date by the Annuity Unit Value for that Division.

In determining Annuity Unit Values, the Company applies a Mortality and Expense Risk Charge and an Administrative Expense Charge against the daily value of the assets of each Division. The amount of these charges are shown as percentages in the Contract Data page.

3.06 INITIAL ALLOCATION OF THE NET PREMIUM PAYMENT

The Owner determines the initial allocation of the Net Premium Payment between the Fixed Account and Separate Account Divisions. The initial allocation is shown on the Contract Data Page and will remain in effect until changed by written notice or by telephone authorization from the Owner. Allocations to the Divisions must be in whole numbers, not fractions. The initial allocation cannot be less than [10%] per Division and must be equal to 100%. The Net Premium Payment allocated to the Fixed Account will be placed in the Company's general account.

The Net Premium Payment initially allocated to the Separate Account will be applied within two (2) Valuation Dates from the later of the receipt of the Premium Payment or the date all requirements to put the contract in force are satisfied.

If any requirements are not satisfied within five (5) Valuation Dates, the Premium Payment and all paperwork will be returned to its source unless the Contract Owner provides the Company with authorization to hold the paperwork and/or the Premium Payment (in a non-interest bearing account) until all requirements are met.

For Premium Payments in excess of [$1,000,000.00] the Company reserves the right to restrict the Investment Options and/or allocate the Premium Payment to the Money Market Division for a period of 15 days (or the end of the Right to Cancel period if longer). On the Allocation Date, the Company will transfer the value of the Money Market Division into the Investment Option(s) selected on the Application by the Owner.

3.07 INCOME PAYMENTS

The Owner may choose all variable or a combination of fixed and variable Income Payments. If the Owner allocates the premium to a combination of fixed and variable Income Payments, a portion of the Income Payment will be fixed and a portion will vary. The Company will guarantee the dollar amount of any fixed portion of each Income Payment; however, the amount of the variable Income Payments will depend upon the investment experience of the underlying funds and is not guaranteed.

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3.08 FIRST VARIABLE INCOME PAYMENT

The following factors determine the amount of the first variable Income Payment:

..    The portion of the Net Premium Payment allocated to the Variable Investment
     Options;
..    The variable account value [5 days] prior to the Income Start Date;
..    The Allocation Date, if applicable;
..    The age and sex of the annuitant (and joint annuitant, if any);
..    The Payout Option elected;
..    The frequency of Income Payments;
..    The Income Start Date;
..    The deduction of applicable premium taxes and fees;
..    The date the contract was issued; and
..    The Assumed Investment Return

3.09 SUBSEQUENT VARIABLE INCOME PAYMENTS

All variable Income Payments will be valued using the Valuation Date [5 days] before the Income Payment Date. On the Income Start Date and during each Modal Time Period thereafter, the Company will calculate the variable Income Payments to reflect the investment performance of each Division the Owner selected. This amount will be transferred to the General Account. The dollar amount of the variable Income Payment is determined as follows:

1)   Determine the Annuity Income Units:
     The portion of the first Income Payment funded by a particular division is divided by the Annuity Income Unit value for that division as of the Contract Date.
2) The Annuity Income Units remain constant, subject to the following exceptions:
     a)   If value is transferred from one investment option to another.
     b) Upon the death of the primary Annuitant under a joint annuity contract and after the end of the Period Certain if the Income Payments to the joint annuitant reduce, as indicated on the Contract Data Page.
     c)   A withdrawal.
3) The number of Annuity Income Units for each Division is multiplied by the Annuity Income Unit value for that Division for the Valuation Date for which the payment is being calculated. The sum of these figures for all the Divisions in which the Owner invests establishes the dollar amount of the variable Income Payments.

Variable Income Payments may be more or less than the quoted Income Payment depending on whether the net investment performance of the selected Division is greater or less than the Assumed Investment Return (AIR). If the performance of the applicable Divisions after all expenses is equal to the AIR, the variable Income Payments will equal the quoted Income Payment. If the performance of the Divisions is greater than the AIR the variable Income Payments will be greater than the quoted Income Payment. If the performance of the Divisions is less than the AIR, the variable Income Payments will be less than the quoted Income Payment.

3.10 FIXED INCOME PAYMENTS

Fixed Income Payments represents obligations of the Company's General Account. The Owner may select fixed Income Payments on the application, and if so selected, the payment amount is shown on the Contract Data Page. At any time thereafter, an Annuitant may elect to transfer any or all of the Contract's variable Income Payments to fixed Income Payments. However, once amounts are allocated for fixed Income Payments they cannot be reallocated for variable Income Payments.

3.11 DELAY OF INCOME PAYMENTS

The Company reserves the right to suspend or postpone any type of payment or reallocation from the Separate Account for any period when:

1. The New York Stock Exchange is closed for other than customary weekend and holiday closings;
2.   Trading on the New York Stock Exchange is restricted;
3. An emergency exists as a result of which it is not reasonable or practicable to dispose

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     of securities held in the Separate Account or determine their value; or
4. The Securities and Exchange Commission so permits delay for the protection of the Owner.

3.12  SEMI-ANNUAL BENEFIT LEVELING

If the Owner elects Semi-Annual Benefit Leveling, variable Income Payments will be adjusted to reflect the performance of the Investment Options once every six
(6) months, instead of with every payment. On the semi-annual benefit leveling start date, the number of Annuity Units necessary to make the payments for the following year will be calculated. The level payments calculated on each subsequent Semi-Annual benefit leveling start date anniversary could be higher or lower than the level payments for the previous semi-annual period.

An election to start Semi-Annual Benefit Leveling will take effect on the Semi-Annual benefit leveling start date which is only on the next Income Payment Date following receipt by the Company of the Owner's request to begin Semi-Annual Benefit Leveling.

An election to discontinue Semi-Annual Benefit Leveling will take effect no sooner than the end of the semi-annual benefit leveling period.

--------------------------------------------------------------------------------
Note: Once selected, benefit leveling will automatically renew at the end of six
(6) months. The Owner must notify the Company to before this renewal to discontinue benefit leveling.
--------------------------------------------------------------------------------

During the semi-annual benefit leveling period, no withdrawals will be allowed from any Payout Options other than Period Certain Only.

The Company reserves the right to discontinue Benefit Leveling. If this feature is discontinued, leveled Income Payments will continue until the end of the semi-annual benefit leveling period.

--------------------------------------------------------------------------------
Note: Depending upon the Payout Option selected, partial withdrawals will no be allowed while Income Payments are levelized.
--------------------------------------------------------------------------------

3.13 MISSTATEMENT OF AGE OR SEX

If an Annuitant's Age or sex was misstated on the Application, Income Payments will be adjusted to the correct amount for the true Age and sex. If this misstatement caused the Company to make an overpayment, the Company will deduct the amount of the overpayment from succeeding Income Payments. The Owner will be liable to the Company for the difference between the amount of any overpayments made and the amount of any remaining Income Payment. If the misstatement caused the Company to make an underpayment, the Company will make up the difference immediately. Overpayments and underpayments will not be made up with interest.

3.14 INCOME PAYMENTS TO GUARDIAN

Income Payments may be made at the Company's discretion to the Owner's or Payee's duly authorized or qualified representative. This includes without limitation, guardian, committee or attorney-in-fact, during any period that the Owner or Payee is incapable of executing a valid receipt for such payments. Any payments made according to this paragraph shall completely discharge the Company from any liability for the responsibility of making payments under this Contract.

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================================================================================
                                   SECTION 4:
                              INVESTMENT TRANSFERS
================================================================================

4.01 TRANSFERS AMONG INVESTMENT OPTIONS

Subject to the "Transfer Restrictions" (Section 4.03), amounts allocated to Divisions for variable Income Payments may be transferred among available Investment Options at any time.

The Owner either in writing or over the telephone can make transfers. If the contract is held in joint ownership, the Company will accept transfer instructions from either owner, unless instructed otherwise. The Owner will need to notify the Company in writing if someone other than the Owner is authorized to make transfers.

Transfer requests by telephone will only be permitted the Owner did not either opt out of Telephone Transfer on the application or if the Owner has on file with the Company a Written authorization for Telephone Transfers. The Company will honor transfers by telephone from any person who provides the correct information. Therefore, there is a risk of possible loss to the Owner if unauthorized persons use this service in the Owner's name. Under telephone transfers, the Company will not be liable for any acts or omissions based upon instructions that the Company reasonably believes to be genuine, including losses arising from errors in the communication of telephone transfer instructions.

Any transfer requests that are received after the close of the New York Stock Exchange will be valued based upon the next Valuation Date.

4.02 AUTOMATIC REBALANCING

The Owner may select automatic rebalancing on the Application or at a later date. Automatic rebalancing occurs when the Company transfers funds between the Separate Account Divisions so the values in each Division match the percentage allocation then in effect. Automatic rebalancing of the Separate Account Divisions can occur quarterly, semi-annually or annually as selected by the Owner. Automatic rebalancing will continue until we are notified by the Owner that it is to be discontinued.

Annuity Income Units for automatic rebalancing will generally be priced as of the date of the transaction. However, if the date of transfer falls on a non-business day, it will be priced as of the preceding business day.

The Company reserves the right to discontinue offering Automatic Rebalancing at any time. Certain restrictions may apply based upon the Payout Option selected, the amount of the Net Premium Payment, and the frequency of payments.

4.03 TRANSFER RESTRICTIONS

1. The Company reserves the right to limit the number of transfers among the Divisions to no more than [one (1) ] on any Valuation Date

2.   The Company reserves the right to suspend an Owner's Transfer privilege.

3. Transfers will take effect as of the Valuation Date next following the date on which the Company receives the transfer request.

4. The allocation of variable Income Payments after any transfer must result in at least [the greater of $50 or 5%] of the total variable Income Payments being derived from each of the utilized Divisions.

5. Amounts allocated for fixed Income Payments may not be reallocated for variable Income Payments.

6. Transfers cannot be made during the Right to Cancel period while funds are held in the Money Market Division, if applicable.

7. The Company reserves the right to charge a transfer fee [$25.00] for more than [12] transfer per contract year.

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

The Contract is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We may not unilaterally terminate or discontinue transfer privileges. However, we reserve the right to suspend such privilege indefinitely with notice to prevent market timing efforts that could disadvantage other Owners.

================================================================================
                                   SECTION 5:
                                  WITHDRAWALS
================================================================================

5.01 WITHDRAWAL OPTIONS:

The Owner may take a partial or full withdrawal of the present value of the premium invested in the variable Divisions, subject to the restrictions of the following Payout Options:

Lifetime Income (including Joint life) with Period Certain Payout Options: The Owner may take a partial withdrawal of the present value of Period Certain portion of the contract invested in the variable Divisions. There must be at least five (5) years of Period Certain payments remaining after the withdrawal is taken. At no time will funds invested in the Fixed Account be available for withdrawal.

Period Certain Only Payout Options: The Owner may take a full or partial withdrawal from the Contract invested in the variable Divisions. For partial withdrawals there must be at least five (5) years of Period Certain payments remaining after the withdrawal is taken. At no time will funds invested in the Fixed Account be available for withdrawal.

The withdrawal requests must be in Writing to the Company in a form acceptable by the Company. The Company will pay any amounts withdrawn to the Owner within [5] days of receipt if the Company deems the request to be complete. Withdrawals may be requested only after the Right to Cancel period.

5.02 EFFECT OF WITHDRAWALS ON FUTURE INCOME PAYMENTS

A withdrawal involves a transfer of assets out of a division. As assets decrease in the division, the number of Annuity Income Units in the division must also decrease to reflect the withdrawal of those assets. A full or partial withdrawal will reduce all remaining variable Income Payments, both the life contingent and the period certain portions. The reduction will be an equal amount and will also reduce the length of the period certain time period.

--------------------------------------------------------------------------------
Note: Withdrawals will reduce future variable Income Payments and will reduce the remaining number period certain Income Payments.
--------------------------------------------------------------------------------

5.03 RESTRICTIONS ON WITHDRAWALS

1) No withdrawals are permitted for Lifetime Income Only Payout Options (single or joint life).
2) Withdrawals are allowed only from the variable investment portion of the Contract.
3) With exception to Period Certain Only Contracts, withdrawals are not permitted if Semi-Annual Benefit Leveling is elected.
4) With exception to Period Certain Only Contracts, there must be at least five (5) years of period certain payments remaining.

5.04 DETERMINING THE WITHDRAWAL AMOUNT

In determining the amount of the withdrawal, only the present value of the variable Income Payments will be used. No fixed Income Payments will be used in determining the partial withdrawal values.

The Company will calculate the present value of the variable Income Payments during the Period Certain period by discounting the payments at the AIR, and with consideration to any fees charged for a withdrawal. The future variable Income Payment amount used in this calculation is determined by multiplying the Annuity Income Unit value next computed after receipt of the

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                                       13
withdrawal request by the current number of Annuity Units for each division.

--------------------------------------------------------------------------------
Tax Note: Non-periodic partial or full withdrawals, not including periodic Income Payments, may not receive annuity tax treatment. Before taking a withdrawal from this Contract a tax advisor should be consulted.
--------------------------------------------------------------------------------

5.05 WITHDRAWAL CHARGES:

Full and partial withdrawals will be assessed the following withdrawal charge:

Contract Year                 Charge
--------------------------------------------
1-8                   1% of amount withdrawn
9-Contract End Date      no charge

================================================================================
                                   SECTION 6:
                             DISTRIBUTION UPON DEATH
================================================================================

6.01 RIGHTS OF OWNERSHIP SUCCESSION

Upon the death of any Owner, ownership rights, if any, under this Contract will succeed to the following persons in the following order unless otherwise indicated on the Application and approved by the Company:

     .    the surviving Owner or Joint Owner, if any.
     .    the Annuitant(s), if any.
     .    the Beneficiary(ies).
     .    the estate or successors of the last Owner or Joint Owner to die.

If a Common Disaster occurs, the Company will assume that the successor Owner (as determined by the Rights of Succession section) died first. Ownership succession will be subject to the Payout Option elected. Proceeds will be paid on this basis unless an endorsement to this Contract provides otherwise.

6.02 NOTIFICATION OF DEATH

The death of any Owner, Annuitant or Payee must be reported to the Company immediately. The Company will require certified proof of death in the following form:

     1.   A certified copy of the death certificate; and/or
     2. A certified copy of a decree from a court of competent jurisdiction as to the finding of death.

The Company is entitled to recover any overpayments made because of failure to notify the Company of death. The Owner or any successor Owner is liable to the Company for any overpayments, including any overpayments made to a Payee other than the Owner. The Company is not responsible for any mispayments that result from failure to notify the Company immediately of such death.

6.03 DEATH OF THE OWNER PRIOR TO THE ANNUITY STARTING DATE

Death of any Owner (or holder of the Contract) who may or may not be the same as the Annuitant(s), the market value of the Period Certain portion (the entire interest) of this Contract must be paid by the end of the calendar year containing the fifth anniversary of that Owner's death. However, each person who is or becomes an Owner in accordance with the Rights of Succession section may elect to have his or her interest paid over his or her lifetime or over a period not exceeding his or her life expectancy. Payments are to begin on or before the end of the calendar year immediately following the year in which the Owner or Joint Owner died. If a life contingent Payout Option was selected, the life contingent Income Payments will be forfeited and retained by the Company. Refer to Section 6.08 for additional restrictions on Lifetime Only Payout Options.

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                                       14

6.04 DEATH OF THE ANNUITANT PRIOR TO THE ANNUITY STARTING DATE

Death of the Annuitant who is not also the Owner, the Contract remains in force and makes Income Payments according the Period Certain portion of the Payout Option, if applicable, selected on the application and found on the Contract Data Page of this Contract. The Annuitant succeeds into Ownership and has all rights of the Owner. For a Joint Annuity Contract, the Income Payments continue to for the longer of the life of the Joint Annuitant or Period Certain, if applicable. If the Contract is a Lifetime Income Only Payout Option, then this Contract terminates and no payments are made.

Upon the death of both annuitants under a Joint Annuity Contract, only the Certain Period Income Payments are made or if there are no Certain Period Income Payments, then the Contract terminates.

6.05 DEATH OF THE OWNER OR JOINT OWNER AFTER THE ANNUITY STARTING DATE

Any remaining Income Payments will be made as specified by the terms of the Payout Option selected, as set forth on the Contract Data Page. Payments will be made at least as rapidly as under the distribution method being used prior to the death of the Owner or Joint Owner. Ownership rights under the Contract will succeed in accordance with the Rights of Succession section.

6.06 DEATH OF THE ANNUITANT AFTER THE ANNUITY STARTING DATE

Upon the death of the Annuitant, any remaining Period Certain Income Payments, if applicable, will be paid to the Payee. Under a Joint Annuity Payout Option, upon the death of one Annuitant Income Payments will be paid according to the Payout Option selected on the Application. Upon the death of all Annuitants, any remaining Period Certain Income Payments, if applicable, will be paid to the Payee. If no Annuitant survives and there is no Period Certain Income Payments remaining, Income Payments will cease and this contract will end.

6.07 STATUS OF INCOME PAYMENTS UPON NOTIFICATION OF ANY DEATH

Upon notification of any death, Income Payments will be suspended until proof of death and any other forms as may be required by the Company are received in the Home Office. The Income Payments will remain invested in the Fixed Account and/or Variable Investment Options as last instructed by the Owner until new investment instructions are received by the Sucessor Owner.

6.08 LIFETIME INCOME PAYOUT OPTION

Notwithstanding anything in this Contract to the contrary, if the Payout Option set forth on the Contract Data Page is a Lifetime Income (or Joint Lives) with no guaranteed payments after the death of the Annuitant(s), then this Contract will terminate if all Annuitants die prior to or after the Annuity Starting Date. Neither the Premium Payment nor any other interest nor benefit in the Contract will be owed or payable to any person by the Company.

================================================================================
                                   SECTION 7:
                                    TAXATION
================================================================================

7.01 GENERAL

The tax information contained in this Contract is intended to be general. This Contract is not intended to give legal or tax advice. The Owner should consult with his or her professional tax advisor concerning matters relating to:

     1)   Minimum Distribution Requirements;

03017N

     2)   Taxation of Income Payments;
     3)   Income tax penalties applied to premature distributions;
     4)   Federal estate laws;
     5)   Gift tax laws;
     6)   State inheritance tax laws; and
     7)   Non-periodic withdrawals

The Company will be under no obligation for any tax or tax penalties an Owner may owe resulting from failure to comply with the requirements imposed by the Code or by any other applicable federal or state law, rule or regulation.

7.02 STATUS AS AN ANNUITY CONTRACT

This Contract is intended to be an "annuity contract" for federal income tax purposes. Accordingly, all provisions of this Contract shall be interpreted and administered in accordance with the requirements of Code section 72(s) and other relevant Code sections. In no event shall any payment be deferred beyond the time limits permitted by Code section 72(s). The Company reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder, as they may exist from time to time.

7.03 TAXATION ON PREMIUM PAYMENT

Some states and other government entities impose a premium tax on annuities. The Company reserves the right to deduct charges for any state premium or other tax that the Company determines may be applicable to this Contract.

================================================================================
                                   SECTION 8:
                               GENERAL PROVISIONS
================================================================================

8.01 CONTRACT ISSUE REQUIREMENTS:

The Company will not issue a contract unless all information is received to issue the contract; and the Company receives the entire Premium Payment Payment. If the information needed to issue the contract is not received within five (5) days, the Company will return the premium unless the Owner allows the Company to keep the premium until the necessary information is received.

8.02 PREMIUM PAYMENT

The minimum premium for a contract is [$25,000.00]. Amounts less than [$25,000.00] may be accepted with home office approval. This is a single Premium Payment contract; no additional premiums after the Contract Date will be accepted.

8.03 ENTIRE CONTRACT

The entire contract is made up of: 1) This Contract; 2) The Application; and 3) Any approved endorsements added to this Contract.

The Application: The copy that is attached to this Contract at delivery evidences the Application. The Company relies on all statements made in the Application and the Amendment to Application, if applicable. All statements made in the Application will be deemed representations and not warranties.

8.04 CONFORMITY WITH LAWS

To the extent the Contract conflicts with any applicable federal or state law, regulation or ruling, the Contract shall be deemed to conform with such law, regulation or ruling and the Contract shall be administered accordingly.

8.05 EVIDENCE OF SURVIVAL

Where any payments under this Contract depend on a person being alive on a given date, the Company may require proof that such person is living. Such proof may be required before making Income Payments.

8.06 VALIDITY OF A TRUST

The Company is not required to verify the validity or effect of a trust, the scope of the trustee's authority, or a trust's use of payments according to the terms of the trust agreement. Payment made to

03017N
a trust will release the Company of all contractual obligations to the extent of the payment.

8.07 TERMINATION OF THE CONTRACT

This Contract terminates:

     1) For Contracts with a Payout Option that is Period Certain with no life contingencies, the date indicated as the Income End Date on the Contract Data Page.
     2) For all other Contracts, the date that all Period Certain Income Payments, if applicable, have been made and no Annuitant is living.

8.08 MODIFICATIONS TO THE CONTRACT

Only an Officer of the Company can change or waive any provisions of this Contract. Any such change or waiver must be in writing. No other person can change or waive any Contract provision. The Company may modify the Contract if required to by state, federal or other relevant law. No change will be made that adversely affects the Owner's rights unless law requires the change.

The Company may also find it necessary to modify this Contract in order to maintain its status as an annuity, an IRA or Qualified Contract under the provisions of the Code, ERISA, or to comply with state law. Such changes will be made by endorsement that will be filed with the applicable state insurance departments before its use. The Owner will be provided with a copy of any such endorsement affecting this Contract.

8.09 ANNUITY IS NOT A "PLAN"

This Contract is not a "plan" as defined in ERISA section 3(3). The Company is not a "fiduciary" under ERISA section 3(21). If any part of this Contract is found to be invalid, the other parts will remain in effect.

8.10 INCONTESTABILITY

The Company will not contest this Contract after the Contract Date, except for the misstatement of Age or sex as described in the Misstatement of Age or Sex section.

8.11 NON-PARTICIPATING

This Contract is non-participating. It will not share in the distribution of any divisible surplus of the Company. No dividends are payable.

8.12 ASSIGNMENT

Non-Qualified Contracts: The Owner may assign the Contract or an interest in the Contract. The Company is not responsible for the validity, effect, or tax treatment of any such assignment. No assignment will bind the Company until the Company at its Home Office has recorded it. The Owner's rights under this Contract may be affected by an assignment.

--------------------------------------------------------------------------------
Tax Note: Adverse federal income tax consequences may result from an assignment of the Contract. The Owner should consult with a professional tax advisor concerning the tax implications of assigning this annuity Contract.
--------------------------------------------------------------------------------

IRA Contracts and Qualified Contracts: The Owner may not sell, assign, or pledge as security for a loan, or transfer his or her interest in this Contract except as otherwise provided in the Code and other applicable law. Any attempt to do so will be void. The offsetting of any fees, administrative, or other expenses owed to the Company against any payments under this Contract will not be considered a transfer or assignment.

Notwithstanding the above all or a portion of this Contract may be transferred to the Owner's Spouse or former Spouse under a divorce or separation instrument pursuant to Code section 71(b)(2),

03017N

401(a)(13), 414(p), 1041, and ERISA section 206(d).

8.13 RELIANCE ON INFORMATION BY THE COMPANY

The Owner agrees to provide information to the Company at such time, in such manner, and containing such data as may be necessary for the Company to prepare any reports required of the Company, as insurer, or by the Code. The Company may rely on information furnished to it by the Owner to fulfill its obligations under this Contract and shall incur no liability for acting in reliance on such information.

8.14 PROTECTION OF PROCEEDS

To the extent permitted by applicable law, the benefits, values and rights under this Contract are not subject to the claims of creditors or to legal process.

8.15 NOTIFICATION

Any notification required by this Contract will be sent to the Owner by regular mail to the address that the Owner has provided the Company, and this will constitute effective notification. The Owner agrees to immediately notify the Company in writing of any change in his or her name or address.

8.16 DISCLAIMER

The Company will be under no obligation for any of the following:

     1) For any tax or tax penalties the Owner may owe resulting from failure to comply with the requirements imposed by the Code or by any other applicable federal or state law, rule or regulation;
     2) To determine whether any contribution, distribution, or transfer under the Contract
     3) complies with the provisions, terms, and conditions of any Plan or with applicable law;
     4) To administer any Plan, including, without limitation, any provisions required by ERISA; or
     5) To provide any notifications or reports required to be made by an employer or any other entity.

8.17 LIABILITY OF THE COMPANY

Action or inaction by the Company based on a reasonable interpretation of the law as to whether the Annuitant has met the Minimum Distribution Requirements or other distribution requirements referred to above shall create no liability on the Company if it is subsequently determined that such interpretation is incorrect.

8.18 INDEMNIFICATION OF THE COMPANY

The Company and its representatives will be indemnified and held harmless for any liabilities or costs (including any legal fees incurred by them) which may arise in the performance of the Company's duties under this Contract except for liabilities arising from the Company's or its representatives' negligence or willful misconduct.

8.19 REPORTS

IRA Contracts: The Company will submit annual calendar year reports concerning the status of this Contract, if applicable.

If variable Income Payments are being made, the Company will send to the Owner, a report showing the number of Annuity Units in each Division and the value of each Annuity Unit at least once per year. In addition, the Owner will be sent a confirmation statement each time there is transfer of Annuity Units among Divisions or to the General Account.

All reports will be sent to the Owner's last known address.

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                                       18

8.20 RIGHTS RESERVED BY THE COMPANY

1)   Reflect a change in the Separate Account or any Division thereunder;
2)   Create new separate accounts;
3) Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;
4) Transfer any assets in any Division in the Separate Account, or combine the Separate Account with another separate account;
5) Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;
6) Make any new Divisions available to you on a basis to be determined by the company;
7) Substitute for the shares held in any Division the shares of another underlying fund or the shares of another investment company or any other investment permitted by law;
8) Make any changes as required by the Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Contract as an annuity;
9)   Make any changes to comply with the rules of any Fund.

================================================================================
                                   SECTION 9:
                                    EXPENSES
================================================================================

9.01 MORTALITY AND EXPENSE RISK

This charge is equal, on an annual basis, to [ ] of the average daily value of the Contract invested in the Variable Investment Option. This charge compensates the Company for the insurance benefits provided by the Contract.

9.02 ADMINISTRATIVE EXPENSE CHARGE

This charge is equal, on an annual basis, to [ ] of the average daily value of the Contract invested in the Variable Investment Option. This charge is for expenses associated with the administration of the Contract. These expenses may include, but are not limited to, preparation of the Contract, confirmation statements, annual statements, legal fees, and the maintenance of Contract records.

9.03 FUND EXPENSES

There are deductions from the assets of the various funds for operating expenses (including management fees).

03017N

        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

This is an Immediate Variable Annuity Contract. Important details concerning this Immediate Variable Annuity are stated on the Contract Data Page, page 3 (or 3A, if applicable) of this Contract.

READ THIS CONTRACT CAREFULLY. This Contract explains how the annuity works, and is a legal contract between the Owner and the Company. All Income Payments and benefits will be payable subject to the terms of this Contract. Examine the Contract Data Page and attached Application. If any errors or omissions are found, immediately contact the Company.

                      THIS CONTRACT IS NON-PARTICIPATING -
                           DIVIDENDS ARE NOT PAYABLE.

                      PLEASE READ THIS CONTRACT CAREFULLY.

             THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE OWNER AND
        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK.

================================================================================

For information, service or to make a complaint, contact your servicing agent or the Company's Home Office at:

        The United States Life Insurance Company in the City of New York
         2727-A Allen Parkway . P. O. Box 3018 . Houston, TX 77253-3018

                        Toll Free Customer Service Number
                                 (888) 438-6933

================================================================================

03017